American Funds Inflation Linked Bond Fund
November 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$2,813
Class B*	$-
Class C	$51
Class T*	$-
Class F-1	$232
Class F-2	$2,414
Class F-3*	$-
Total	$5,510
Class 529-A	$84
Class 529-B*	$-
Class 529-C	$11
Class 529-E	$3
Class 529-T*	$-
Class 529-F-1	$9
Class R-1*	$-
Class R-2	$7
Class R-2E	$6
Class R-3	$21
Class R-4	$17
Class R-5	$4
Class R-5E*	$-
Class R-6	$17,088
Total	$17,250
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.0865
Class B	$-
Class C	$0.0455
Class T	$-
Class F-1	$0.0897
Class F-2	$0.1004
Class F-3	$-
Class 529-A	$0.0907
Class 529-B	$-
Class 529-C	$0.0547
Class 529-E	$0.0791
Class 529-T	$-
Class 529-F-1	$0.0949
Class R-1	$0.0095
Class R-2	$0.0553
Class R-2E	$0.0905
Class R-3	$0.0834
Class R-4	$0.0872
Class R-5E	$0.0808
Class R-5	$0.0970
Class R-6	$0.1008
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	54,546
Class B*	-
Class C	1,498
Class T	1
Class F-1	5,016
Class F-2	34,565
Class F-3	10,103
Total	105,729
Class 529-A	1,630
Class 529-B*	-
Class 529-C	315
Class 529-E	63
Class 529-T	1
Class 529-F-1	239
Class R-1	19
Class R-2	246
Class R-2E	83
Class R-3	385
Class R-4	330
Class R-5	144
Class R-5E	139
Class R-6	273,043
Total	276,637
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$9.77
Class B	$-
Class C	$9.64
Class T	$9.78
Class F-1	$9.76
Class F-2	$9.81
Class F-3	$9.80
Class 529-A	$9.77
Class 529-B	$-
Class 529-C	$9.62
Class 529-E	$9.73
Class 529-T	$9.78
Class 529-F-1	$9.80
Class R-1	$9.70
Class R-2	$9.62
Class R-2E	$9.73
Class R-3	$9.70
Class R-4	$9.77
Class R-5E	$9.79
Class R-5	$9.82
Class R-6	$9.82
*Amount less than one thousand